AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                          ENERGY SYSTEMS INVESTORS LLC






                                TABLE OF CONTENTS
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                                                                                                               Page

ARTICLE I. ORGANIZATION OF THE COMPANY............................................................................2

   1.01  Formation................................................................................................2
   1.02  Name.....................................................................................................2
   1.03  Continuation and Term....................................................................................3
   1.04  Purpose..................................................................................................3
   1.05  Offices..................................................................................................3
   1.06  Qualification in Other Jurisdictions.....................................................................3
   1.07  Fiscal Year..............................................................................................3

ARTICLE II. DEFINITIONS...........................................................................................4


ARTICLE III. MANAGEMENT OF THE COMPANY............................................................................9

   3.01  The Managing Member......................................................................................9
   3.02  Officers................................................................................................10
   3.03  Compensation............................................................................................11
   3.04  Facsimile Signatures....................................................................................12

ARTICLE IV. MEMBERSHIP INTERESTS AND CAPITAL CONTRIBUTIONS.......................................................12

   4.01  Membership Interests....................................................................................12
   4.02  Creation of Additional Classes or Series of Membership Interests........................................12
   4.03  Initial Capital Contributions...........................................................................12
   4.04  Interest on and Return of Capital Contributions.........................................................12
   4.05  Additional Capital Contributions........................................................................13
   4.06  Capital Accounts........................................................................................13
   4.07  Advances................................................................................................13
   4.08  Negative Capital Accounts.  No Member shall be required to make up a negative balance in its Capital
         Account.................................................................................................14
   4.09  Members.................................................................................................14

ARTICLE V. ALLOCATIONS AND DISTRIBUTIONS.........................................................................14

   5.01  Special Allocations.....................................................................................14
   5.02  Regulatory Provisions...................................................................................15
   5.03  Code Section 704(c) Allocations.........................................................................16
   5.04  Other Allocation Rules..................................................................................16
   5.05  Allocations for Tax Purposes............................................................................16
   5.06  Distribution of Cash and Other Property.................................................................16
   5.07  Limitations on Distribution.............................................................................18
   5.08  Withholding Taxes.......................................................................................19

ARTICLE VI. TRANSFER OF MEMBERSHIP INTERESTS.....................................................................19

   6.01  Restrictions on Transfer................................................................................19
   6.02  Right of First Offer....................................................................................20

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   6.03  Payment and Terms.......................................................................................20
   6.04  Permitted Transfers.....................................................................................21
   6.05  Additional Requirements of Transfer.....................................................................21
   6.06  Transferees Bound.......................................................................................22
   6.07  Assignee Status.........................................................................................22

ARTICLE VII. MEMBERSHIP WITHDRAWAL; ADMISSION OF NEW MEMBERS.....................................................22

   7.01  Withdrawal..............................................................................................22
   7.02  Admission of New Members................................................................................22

ARTICLE VIII. VOTING, QUORUM, AND MEETINGS OF MEMBERS............................................................23

   8.01  Powers of Members.......................................................................................23
   8.02  Voting Rights...........................................................................................23
   8.03  Voting Power............................................................................................23
   8.04  Quorum..................................................................................................23
   8.05  Meetings of Members.....................................................................................23
   8.06  Place of Meeting........................................................................................23
   8.07  Notice of Meetings......................................................................................24
   8.08  Action Without a Meeting................................................................................24
   8.09  Waiver of Notice........................................................................................24

ARTICLE IX. TERM AND TERMINATION.................................................................................24

   9.01  Term of Agreement.......................................................................................24
   9.02  Termination.............................................................................................24
   9.03  Class A Redemption......................................................................................25

ARTICLE X. DISSOLUTION...........................................................................................27

   10.01 Events Requiring Dissolution............................................................................27
   10.02 Liquidating Distribution................................................................................27
   10.03 Claims of the Members...................................................................................29

ARTICLE XI. TAX MATTERS..........................................................................................30

   11.01 Preparation of Tax Returns..............................................................................30
   11.02 Tax Elections...........................................................................................30
   11.03 Tax Controversies.......................................................................................30
   11.04 Withholding.............................................................................................30

ARTICLE XII. GENERAL PROVISIONS..................................................................................31

   12.01 Addresses and Notices...................................................................................31
   12.02 Titles and Captions.....................................................................................31
   12.03 Pronouns and Plurals....................................................................................31
   12.04 Governing Law; Successors; and Severability.............................................................31
   12.05 Entire Agreement........................................................................................31
   12.06 Amendment.  (a)  Agreement May Be Modified..............................................................32
   12.07 Joinder of Future Spouses...............................................................................32
   12.08 Dispute Resolution......................................................................................32
   12.09 Activities..............................................................................................33

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ARTICLE XIII. INDEMNIFICATION; AFFILIATE TRANSACTIONS............................................................33

   13.01 Indemnification of Members, Managing Members and Officers...............................................33
   13.02 Transactions with a Member, Managing Member or Officer..................................................34

ARTICLE XIV. SUBJECT TO ALL LAWS.................................................................................34

   14.01 Subject to All Laws.....................................................................................34


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                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                          ENERGY SYSTEMS INVESTORS LLC


                  THIS AMENDED AND RESTATED OPERATING AGREEMENT (the "Operating Agreement") of Energy Systems Investors LLC (the "Company") is entered into by the Company, Lawrence Schneider, Henry Schneider, Energy Systems Investors II LLC (the "Initial Class B Members"), any additional Persons (the "Additional Class B Members" and together with the Initial Class B Members, the "Class B Members") who become Class B Members of the Company in accordance with the provisions hereof, the persons set forth on schedule A-1 hereto as Class A members of the Company (the "Initial Class A Members"), any additional Persons set forth on schedule A as Class A Members of the Company (the "Additional Initial Class A Members"), any additional Persons (the "Additional Class A Members" and together with the Initial Class A Members and the Additional Initial Class A Members, the "Class A Members") who become Class A Members of the Company in accordance with the provisions hereof and any additional Persons (the "Other Additional Members") who became members with Other Interests in accordance with the provisions hereof. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                  WHEREAS, the Company previously established an Operating Agreement;

                  WHEREAS, the Company has purchased 861,110 shares of the Series A Preferred Stock (the "USE Series A Stock") of U.S. Energy Systems, Inc. ("USE") and in connection with such purchase the Company issued to USE a $7,741,378.90 Limited Recourse Promissory Note (the "Note"); and

                  WHEREAS, USE, USE Acquisition Corp and Zahren Alternative Power Corporation have entered into an Agreement and Plan of Reorganization and Merger dated as of November 28, 2000 (as amended, the "Merger Agreement"); and

                  WHEREAS, it is a condition to the consummation of the merger (the "Merger") contemplated by the Merger Agreement that the Company generally pay the Note; and

                  WHEREAS, the Company and USE and certain other parties have entered into an Amended and Restated Plan of Recapitalization (the "Plan of Recapitalization") pursuant to which, among other things, (i) all of the holders of shares of USE Series A Stock will exchange its shares of USE Series A Stock for an equal number of shares of USE's Series D Preferred Stock (the "Series D Stock", and together with the Series A Stock, the "Preferred Stock"), (ii) the interest rate on the Note will be reduced and (iii) USE will issue its Series B Warrants (the "Warrants") to purchase 1,500,000 shares of USE's common stock (the "Common Stock") to various parties including the Company; and

                  WHEREAS, USE has agreed that to the extent that at the time the Initial Class A Members obtain Class A Membership Interests, any Initial Class A Member shall purchase, subject to the completion of the Plan of Recapitalization, from USE that number of Warrants equal to 1,935 multiplied by the number of Class A Membership Interests to which such Initial Class A Member is subscribing, the purchase price paid by the Company shall be reduced retroactively by one dollar for each dollar that such Initial Class A Members pay to purchase the Warrants and the Note shall be reduced by an equal amount; and

                  WHEREAS, the purchase price for the Warrants being so acquired is $0.80 per Warrant or $1548.00 for 1,935 Warrants (the "Warrant Purchase Price "); and

                  WHEREAS, each Initial Class A Member and Additional Class A Member has made a cash capital contribution to the Company in exchange for the number of Class A Membership Interests set forth on Schedule A, and each such Interest shall represent an initial capital account of $10,050; and

                  [WHEREAS, the Plan of Recapitalization has not been completed; and]

                  WHEREAS, each Initial Class A Member has delivered to USE a Warrant Purchase Price multiplied by such number set forth on Schedule A for such number of Warrants that is equal to 1,935 multiplied by such number, [which
(i) if the Plan of Recapitalization is completed, shall be deemed to have been paid at the Closing to purchase the Warrants; or (ii) if the Plan of Recapitalization is terminated, shall be deemed to be returned by USE to such Initial Class A Member and delivered thereafter by such Initial Class Member to the Company, and then used by the Company to reduce the principal amount of the Note, in which case no Warrants shall be issued and the capital accounts shall not be adjusted for the receipt of such funds]; and

                  WHEREAS, the Class B Members have made an aggregate cash capital contribution to the Company of $10,050 in exchange for one Class B Membership Interest equaling 1 Unit; and

                  NOW, THEREFORE,

                                   ARTICLE I.

                           ORGANIZATION OF THE COMPANY

1.01     Formation.
         ---------

                  The Company is a limited liability company organized under the provisions of the Delaware Limited Liability Company Act, as amended from time to time (the "Act"). The Certificate of Formation (the "Certificate") was filed on March 17, 1998 with the Secretary of State of the State of Delaware. The Company was formed upon the issuance by Secretary of State of the State of Delaware of the Certificate for the Company.

1.02     Name.
         -----

                  The name of the Company is, and the business of the Company shall be conducted under the name of, "Energy Systems Investors LLC." The name of the Company may be changed from time to time by amendment of the Certificate. The Company may transact business under an assumed name by filing an assumed name certificate in the manner prescribed by applicable law.

1.03     Term.
         ----

                  The Company shall continue in existence in perpetuity or until the earlier termination of the Company pursuant to the provisions of this Operating Agreement.

1.04     Purpose.
         -------

                  The Company (i) will pay the Note and pay its operating, organizational, private placement and other third party expenses, (ii) may hold, manage and dispose of (A) 861,110 shares of Series A Stock, any shares of Series D Stock for which they are exchanged (together with the shares of Series A Stock, the "Preferred Shares") and any shares of Common Stock into which the Preferred Shares are converted or for which they are exchanged (the "Conversion Shares," and together with the Preferred Shares, the "Preferred Securities"), and (B) the Warrants exercisable for that number of shares of Common Stock equal to 1,500,000 less the product of (A) 1935 and (B) the number of Class A Membership Interests purchased by Initial Class A Members and any shares of Common Stock issuable upon the exercise of the Warrants (the "Exercise Shares," and together with the Warrants, the "Excluded Securities") (collectively the Excluded Securities and the Preferred Securities are referred to as the "Securities") and (iii) may engage in any other lawful business permitted under the Act relating to the foregoing.

1.05     Offices.
         -------

                  The principal office of the Company shall be determined from time to time by the Managing Member. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be at 9 East Loockerman Street, Dover, Delaware 19901. The registered agent for service of process at such address shall be as determined by the Managing Member. The Company's registered office, registered agent and the addresses thereof may be changed from time to time by the Managing Member in accordance with the Act. The Company may also have offices at such other places, both within and without the State of Delaware, as the Managing Member may from time to time determine or the business of the Company may require.

1.06     Qualification in Other Jurisdictions.
         ------------------------------------

                  The Company shall be qualified or registered to do business in any jurisdiction in which the Company transacts business and in which such qualification or registration is required by law or deemed advisable by the Company. The Secretary of the Company, as an authorized person within the meaning of the Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any such jurisdiction.

1.07     Fiscal Year.
         -----------

                  The fiscal year of the Company (the "Fiscal Year") shall end on the 31st day of December in each year. The Company shall have the same fiscal year for income tax and for financial and accounting purposes.

                                  ARTICLE II.

                                   DEFINITIONS

                  When used in this Operating Agreement, the following terms shall have the respective meanings assigned to them in this Article II or in the Sections referenced below.

                  "Accounting Period" The initial "Accounting Period" shall be deemed to have commenced as of the date hereof. Each subsequent "Accounting Period" shall commence immediately after the close of the next preceding "Accounting Period". Each "Accounting Period" shall close at the close of business on the first to occur of (i) the last day of a fiscal year of the Company, (ii) the date of the Company's liquidation provided that an Accounting Period may be subject to earlier termination by virtue of changes in the Members or their Capital Contribution as determined by the Managing Member with consultation with the Company's accountant.

                  "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

                  "Adjusted Capital Account" means, with respect to any Member, such Member's Capital Account, increased for the amount such Member is deemed obligated to restore pursuant to (A) the penultimate sentences of Treasury Regulations Section 1.704-2(g)(l) and 1.704-2(i)(5) and (B) Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), as of the end of the Company's Fiscal Year or other applicable period, and reduced for the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

                  "Affiliate" shall mean, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

                  "Assignee" shall mean a person to whom an Interest has been transferred in a manner permitted under this Operating Agreement, and who thereby has an interest in the Company equivalent to that of a Member but (i) limited to the rights and obligations appurtenant to an Interest to share in the allocations and distributions, including liquidating distributions, of the Company, and (ii) otherwise subject to the limitations under the Act on the rights of an assignee.

                  "Available Cash" shall mean the cash of the Company available for distribution from any source to the extent not reasonably required for current or anticipated future expenses, obligations or reserves or the funding of any anticipated investments by the Company.

                  "Capital Account" means the account established and maintained for each Member in the manner described in Section 4.06.

                  "Capital Contribution" means the amount of cash or other consideration contributed to the Company by each Member in exchange for its Interest.

                   "Class A Redemption" means the redemption, pursuant to
Section 9.03 hereof, of the Class A Membership Interests.

                   "Class Interest Percentage" shall mean as to a Member, the percentage arrived at by dividing the number of Units issued to such Member as of the date such Class Interest Percentage is measured by the total number of Units issued to all Members in the Class to which such Member belongs as of such date.

                  "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

                  "Company" means Energy Systems Investors LLC, a limited liability company organized under the laws of the State of Delaware.

                  "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowed or allowable for federal income tax purposes with respect to an asset for such Fiscal Year or other period; provided, however that, except as otherwise provided in Treasury Regulations Section 1.704-2, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; provided, further, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

                  "Early Termination Trigger Date" means the date which is the 20th consecutive trading day for which a share of Common Stock had a Fair Market Value greater than $20.00.

                  "Fair Market Value" means (1) with respect to a share of Common Stock on a specified date: (i) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange (including but not limited to the Nasdaq Stock Market) on which such Common Stock is listed or admitted to trading; or (ii) if such Common Stock is not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of such Common Stock on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, then in use, selected by the Managing Member; and (2) with respect to any other asset, the value of an asset in question, as determined by the Managing Member.

                  "Funding Date" means the date on which the Company shall have obtained $7,750,000 in gross proceeds from the sale of Interests.

                  "Gross Asset Value" means, with respect to any asset of the Company, such asset's adjusted basis for federal income tax purposes, except as follows:

        (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset (computed without taking Section 7701(g) of the Code into account) without reduction for liabilities, as determined by the contributing Member and the Company;

        (b) if the Managing Member reasonably determine that an adjustment is necessary or appropriate to reflect the relative economic interests of the Members, the Gross Asset Values of all Company assets shall be adjusted in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and (g) to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the Managing Member, as of the following times:

                (i) a Capital Contribution (other than a de minimis Capital Contribution) to the Company by a new or existing Member as consideration for an Interest in the Company; or

                (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for the redemption of an Interest in the Company; or

                (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);

        (c) the Gross Asset Value of any asset distributed to any Member shall be the gross fair market value of such asset (computed without taking
     Section 7701(g) of the Code into account) without reduction for liabilities , as reasonably determined by the Managing Member as of the date of distribution; and

        (d) the Gross Asset Values of the Company's assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the Managing Member reasonably determine that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Company's assets for purposes of computing net profits and net losses.

                  "Indebtedness" (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (ii) all guaranties, endorsements (other than endorsements in the ordinary course of business), and assumptions, in respect of, or to purchase or to otherwise acquire, indebtedness of others relating to the repayment of money borrowed, and (iii) all capitalized lease obligations (excluding obligations under operating lease).

                  "Interest" means the entire limited liability company interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which such Member may be entitled as provided in this Operating Agreement, together with the obligations of such Member to comply with all terms and provisions of this Operating Agreement.

                  "Interest Percentage" shall mean as to a Member the percentage arrived at by dividing the number of Units issued to such Member as of the date such Interest Percentage is measured by the total number of Units issued to all Members as of the date such Interest Percentage is measured.

                  "Involuntary Withdrawal" means, with respect to any Member, the occurrence of any of the following events:

                (i) the Member makes an assignment for the benefit of creditors;

                (ii)    the Member files a voluntary petition in bankruptcy;

                (iii) the Member is adjudged bankrupt or insolvent or there is entered against the Member an order for relief in any bankruptcy or insolvency proceeding;

                (iv) the Member files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

                (v) the Member seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties;

                (vi) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding described in Subsections (i) through (v);

                (vii) if, within one hundred twenty (120) days of the filing of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation the proceeding has not been dismissed, or within ninety (90) days after the appointment of a trustee, receiver, or liquidator for the Member or all or any substantial part of the Member's properties without the Member's agreement or acquiescence, which appointment is not vacated or stayed, or if the appointment is stayed, for ninety (90) days after the expiration of the stay, unless during such period the appointment is vacated;

                (viii) if the Member is an individual, the Member's death or adjudication by a court of competent jurisdiction as incompetent to manage the Member's person or property;

                (ix) if the Member is acting as a Member by virtue of being a trustee of a trust, the termination of the trust;

                (x) if the Member is a partnership or another limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company;

                (xi) if the Member is a corporation, the dissolution of the corporation or the revocation of its charter; or

                (xii) if the Member is an estate, the distribution by the fiduciary of the estate's entire interest in the Company.

                  "Managing Member" shall mean Energy Systems Investors II LLC and any replacement appointed in accordance with this Operating Agreement.

                  "Member" means a person who holds an Interest and has become a member of the Company in accordance with this Operating Agreement.

                   "Other Interests" mean Interests other than Class A Membership Interests and Class B Membership Interests.

                  "Person" means any individual, firm, corporation, trust, association, company, limited liability company, joint stock company, partnership, joint venture or other entity or enterprise.

                  "Premium Trading Period' means any period of 20 consecutive trading days during which the trading price of a share of Common Stock has not had a Fair Market Value less than $6.00.

                  "Rate of Return" means a cumulative annual return equal to the annual dividend rate on the Preferred Stock less 50 basis points (which basis points shall accrue without interest until the Company is liquidated).

                  "Unit" shall mean a denomination of Interest in the Company equal to the capital contribution made to the Company by the Unit holder divided by $10,050.

                                  ARTICLE III.

                            MANAGEMENT OF THE COMPANY
                            -------------------------

3.01     The Managing Member.
         -------------------
        (a) General. Except as otherwise provided by the Act or in this Agreement, the business and affairs of the Company shall be managed by or under the direction of the Managing Member. Other than with respect to rights and powers expressly reserved to Members under Sections 8.01 and 8.02 of this Agreement or Act and subject to Section 3.02 hereof, the Managing Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company, including voting the Securities, making determinations regarding the conversion, exchange, sale and distribution of Securities, and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein. The Managing Member is hereby designated as an "authorized person", within the meaning of the Act, to execute, deliver and file any amendments and/or restatements of the Certificate and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The Managing Member shall have the power and authority to bind the Company. Any action taken by the Managing Member, or any duly appointed and acting Officer, in accordance with this Agreement shall constitute the act of, and shall serve to bind, the Company.

        (b) Duties. The Managing Member and the Officers shall be obligated to devote only as much of their time to the Company's business as shall be reasonably required in light of the Company's business and objectives. The Managing Member and each Officer shall perform his or her duties in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

        (c) Termination for Cause. The Company may remove the Managing Member for (i) willful material breach (after the notice to cure and a lapse of a thirty day period commencing upon the Managing Member's receipt of such notice without the cure of such breach during such thirty day period) of the provisions in this Operating Agreement respecting the purposes of the Company, distributions by the Company, redemptions by the Company and reinvestments by the Company and (ii) being convicted of a felony committed by the Managing
 Member or any person who controls the Managing Member.

        (d) Replacement and Vacancy. If there is no Managing Member by reason of the death, disability, termination for cause in accordance with Section 3.01(c) or resignation of the Managing Member, the holders of the Class B Membership Units are entitled to select, by a vote as a class with one vote per Unit, a replacement to serve as the Managing Member. The Members shall take any action necessary to cause the replacement Managing Member selected by the Class B Members to be appointed as Managing Member.

        (e) Restrictions on the Managing Member. The Managing Member shall not
(i) do
any act in contravention of any applicable law or regulation, or provision of this Agreement; or (ii) have any interest in any property of the Company or possess Company property for other than a Company purpose.

        (f) Approval of Budget. The Managing Member shall have the sole authority to approve (i) the annual operating budget which shall project the operating revenues and operating expenses for the Company for the coming calendar year but which shall exclude revenues and expenses relating to capital matters for the Company (the "Annual Operating Budget") and (ii) the annual capital budget which shall project capital expenditures and any proceeds from capital transactions for each coming year (the "Annual Capital Budget"). The President shall submit a proposed Annual Operating Budget and the Annual Capital Budget to the Managing Member for each coming year at least 30 days prior to the commencement of such year. In the event the Managing Member does not approve an Annual Operating Budget and the Annual Capital Budget for the coming year then the Company shall operate pursuant to the Annual Operating Budget and the Annual Capital Budget then in effect except that at the President's discretion all items of operating revenue and expense may be increased up to 5%. No line item deviation in excess of 15% from an approved Annual Operating Budget or the Annual Capital Budget will be effective unless approved by the Managing Member.

        3.02     Officers.
                 --------
        (a) Generally. The Managing Member shall have sole authority to appoint and discharge agents of the Company, who are referred to herein as "Officers" of the Company. The original slate of Officers is set forth herein at Section 3.02
(d) - (g), and shall be deemed to have been appointed by the Managing Member in accordance with the procedure set forth at Section 3.02(c) below. Unless provided otherwise by resolution of the Managing Member, the Officers shall have the titles, power, authority and duties described below in this Section 3.02.

        (b) Titles and Number. The Officers of the Company shall be the President, any and all Vice Presidents (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Assistant Vice Presidents), the Secretary, the Controller, the Treasurer and any and all Assistant Secretaries, Assistant Controllers and Assistant Treasurers. There shall be appointed from time to time, in accordance with Section 3.02(c) below, such Vice Presidents (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Assistant Vice Presidents), Secretaries, Assistant Secretaries, Controllers, Assistant Controllers, Treasurers and Assistant Treasurers as the Managing Member may desire. Any person may hold two or more offices.

        (c) Appointment and Term of Office. The Officers shall be appointed by the Managing Member at such time and for such term as the Managing Member shall determine. Any Officer may be removed, with or without cause, only by the Managing Member. Vacancies in any office may be filled only by the Managing Member.

        (d) President. Subject to the limitations imposed by this Operating Agreement, any employment agreement, any employee plan or any determination of the Managing Member, the President, subject to the direction of the Managing Member, shall be the chief executive officer of the Company and, as such, shall be responsible for the management and direction of the day-to-day business and affairs of the Company, its other Officers, employees and agents, shall supervise generally the affairs of the Company and shall have full authority to execute all documents and take all actions that the Company may legally take. The President shall exercise such other powers and perform such other duties as may be assigned to him by this Operating Agreement or the Managing Member, including any duties and powers stated in any employment agreement approved by the Managing Member. The Company's initial President shall be Lawrence Schneider.

        (e) Vice Presidents. In the absence of the President, each Vice President appointed by the Managing Member shall have all of the powers and duties conferred upon the President, including the same power as the President to execute documents on behalf of the Company. Each such Vice President shall perform such other duties and may exercise such other Powers as may from time to time be assigned by this Operating Agreement, the Managing Member, or the President. The Company's initial Vice President shall be Henry Schneider.

        (f) Secretary and Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Managing Member and Members, shall see that all notices are duly given in accordance with the provisions of this Operating Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Operating Agreement, the Managing Member, or the President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act. The Company's initial Secretary shall be Henry Schneider.

        (g) Controller, Assistant Controller, Treasurer and Assistant Treasurers. The Controller (or if there is no Controller, the Treasurer) shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Operating Agreement, the Managing Member or the President. The Controller (or if there is no Controller, the Treasurer), subject to the order of the Managing Member, shall have the custody of all funds and securities of the Company. The Controller (or if there is no Controller, the Treasurer) shall perform all other duties commonly incident to his office and shall perform other duties and have such other powers as this Operating Agreement, the Managing Member, or the President shall designate from time to time. The Company's initial Controller shall be Henry Schneider.

        (h) Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

        (i) Delegation of Authority. Unless otherwise provided by resolution of the Managing Member no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an Officer to manage the business and affairs of the Company.

3.03     Compensation.
         ------------
             The Officers and the Managing Member shall receive no compensation for their services; provided, however, the Officers and the Managing Member shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

3.04     Facsimile Signatures.
         --------------------
                  In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in this Operating Agreement, facsimile signatures of any Officer of the Company may be used whenever and as authorized by the Managing Member.

                                  ARTICLE IV.

                              MEMBERSHIP INTERESTS
                            AND CAPITAL CONTRIBUTIONS

        4.01     Membership Interests.
                 --------------------
                (a) Classes. The Interests of the Company shall be divided into classes, which initially shall be referred to herein as Class A Interests and the Class B Interests. The Class A Interests and the Class B Interests shall be issued in Unit increments. The Company is hereby authorized to issue 100 Units of Class B Interests (the, "Class B Units"), and 775 Units of Class A Interests (the "Class A Units") and the units of other classes or series of Interests created pursuant to Section 4.02 below (the "Units").

                (b) Voting. The Voting Rights of Members are set forth in Articles III and VIII hereof.

                (c) Exclusion of Other Rights. Except as may otherwise be required by law, the Units shall not have any preferences or relative, participating, optional, or special rights, other than those specifically set forth herein (as such may be amended from time to time) and in accordance with
Section 4.02 below.

4.02     Creation of Additional Classes or Series of Membership Interests.
         ----------------------------------------------------------------

                  Subject to obtaining any consent expressly required under this Operating Agreement, the Managing Member shall be authorized to create one or more classes or series of Interests with such designations, preferences and relative, participating, optional or other special rights, powers or duties as shall be fixed by the Managing Member in the exercise of its sole discretion and reflected in a written action or actions approved by the Managing Member (each a "Series Designation"). The creation of any new series or class of interests shall be deemed an amendment, modification or restatement of this Agreement.

4.03     Initial Capital Contributions.
         -----------------------------

                  Each Member shall make his initial Capital Contribution and shall receive in return the appropriate number and class of Units.

4.04     Interest on and Return of Capital Contributions.
         -----------------------------------------------

                  Except as specifically provided in Section 4.07 of this Operating Agreement, no Member shall be entitled to interest on any Capital Contribution or Member Loan or on such Member's Capital Account balance and no Member shall have the right to withdraw or to demand the return of all or any part of his Capital Contribution.

        4.05     Additional Capital Contributions.

                  No Member shall be required to make any additional Capital Contribution to the Company.

        4.06     Capital Accounts.

                  (a) The Company shall maintain for each Member a separate Capital Account in accordance with the provisions of Article V hereof. Such Capital Account shall be increased by (a) (i) the cash or fair market value of any property contributed to the Company by the Member (net of any liabilities secured by the property that the Company is considered to assume or take subject to under Section 752 of the Code) and (ii) all items of Company income and gain (as computed in accordance with the Allocation Regulations) allocated to such Member pursuant to Article V hereof; and decreased by (b)(i) the cash or fair market value of any property (net of any liabilities secured by the property that the Member is considered to assume or take subject to under Section 752 of the Code) distributed to the Member, (ii) allocations to the Member of expenditures of the Company described in Section 705(a)(2)(B) of the Code, and
(iii) all items of Company loss and deductions (as computed in accordance with the Allocation Regulations) allocated to such Member pursuant to Section Article V hereof.

                  (b) Any Capital Contributions or distributions made in a form other than cash shall be valued at the Fair Market Value of such property as of the date of such Capital Contribution or distribution as determined in good faith by the Managing Member; provided however, that shares of Common Stock will be valued on the basis of the average Fair Market Value of the Common Stock for the five consecutive trading days ending as of the first trading day prior to the date of such Contribution or distribution and each Preferred Share will be valued on the basis of the number of the shares of Common Stock into which it could be converted if it were converted 6 trading days prior to the date of such Contribution or distribution and such shares of Common Stock were valued on the basis of the average Fair Market Value of the Common Stock for the five consecutive trading days ending as of the first trading day prior to the date of such Contribution or distribution.


        4.07 Advances. Any Member in its reasonable discretion upon reasonable advance notice to the other Members in writing and only to the extent necessary in order for the Company to meet short-term working capital requirements, may advance funds to the Company in excess of its Capital Contributions. The amount of such advance shall neither increase such Member's Capital Account nor entitle it to any increase in its share of the distributions of the Company. The amount of any such advance shall be a debt obligation of the Company to such Member and shall be repaid to it by the Company at a reasonable interest rate to be agreed upon by such Member and the Company not to exceed the then prevailing market rate for similar loans as soon as practicable. Any such advance shall be payable and collectible only out of Company assets, and no Member shall be personally obligated to repay any part thereof. No Person who makes any loan to the Company shall have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital, membership interests or property of the Company, other than as a creditor. The loans and advances referred to in this paragraph shall be referred to as "Member Loans."

        4.08 Negative Capital Accounts. No Member shall be required to make up a negative balance in its Capital Account.

        4.09     Members.
                 -------

        (a) Member Interests as Personal Property. Each Member hereby agrees that its Units shall for all purposes be personal property. A Member has no interest in any property of the Company.

        (b) Partition. Each Member waives any and all rights that it may have to maintain an action for partition of the property of the Company.

        (c)     Liability of Members. Except as otherwise provided by the Act,
(i) the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and (ii) no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

                                   ARTICLE V.

                          ALLOCATIONS AND DISTRIBUTIONS

5.01     Special Allocations.

                  Notwithstanding anything in this Agreement to the contrary:

        (a) All nonrecourse deductions (as defined in Treasury Regulations
Section 1.704-2(b)(1)) shall be charged to the Capital Accounts of the Members in proportion to their Interest Percentages.

        (b) No Member shall be allocated any item of loss or deduction to the extent said allocation will cause or increase any deficit in said Member's Adjusted Capital Account. If any Member with a deficit in its Adjusted Capital Account unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), then Company items of income and gain shall be specifically allocated to such Member in an amount and manner sufficient to eliminate the deficit in said Member's Adjusted Capital Account created by such adjustment, allocation or distribution as quickly as possible. The Members intend that the provisions set forth in this clause will constitute a "Qualified Income Offset" as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

        (c) The following provisions shall be applicable beginning in the first taxable year in which the Company has "nonrecourse deductions" as defined in Treasury Regulations Section 1.704-2(b)(1):

                (i) For purposes of this Section 5.01(c) "Minimum Gain" means the total gain which the Company would realize if it sold, in a taxable disposition, each of its assets that were subject to nonrecourse liabilities in full satisfaction of the liabilities. In computing such gain, only the portion of the assets' tax bases allocated to nonrecourse liabilities of the Company shall be taken into account.

                (ii) If in any Fiscal Year of the Company there is a net decrease in Minimum Gain, then each Member with a share of Minimum Gain
(as determined in accordance with Treasury Regulations Section 1.704-2(g)(1)) as of the beginning of such year shall be allocated items of income and gain for such year (and, if necessary, for succeeding years), equal to that Member's share of the net decrease in Minimum Gain (determined in accordance with Treasury Regulations Section 1.704-2(g)(2)). In allocating the income and gain pursuant to the previous sentence, gains recognized from the disposition of Company assets subject to nonrecourse liabilities of the Company shall be allocated first to the extent of the decrease in Minimum Gain attributable to the disposition of said asset. Thereafter, any income and gain to be allocated shall consist of a pro rata amount of other Company income and gain for that year. The Members intend that this clause (ii) will constitute a "Minimum Gain Chargeback" as set forth in Treasury Regulations Section 1.704-2(f).

                (iii) If any Member bears the "economic risk of loss" (within the meaning of Treasury Regulations Section 1.752-2) with respect to any nonrecourse loan of the Company, then (A) the losses, deductions or Section 705(a)(2)(B) expenditures that are attributable to such nonrecourse loan for any fiscal year or other period shall be allocated to the Members who bear the burden of such economic risk of loss in accordance with Treasury Regulations
Section 1.704-2(i), and (B) if in any taxable year there is a net decrease in Partner Nonrecourse Debt Minimum Gain (as determined in accordance with Treasury Regulations Section 1.704-2(i)(4)) attributable to such nonrecourse loan, each Member with a share of Partner Nonrecourse Debt Minimum Gain (as defined in Treasury Regulations Section 1.704-2(i)(2)) attributable to such nonrecourse loan (as determined in accordance with Treasury Regulations Section 1. 704-2(i)(5)) as of the beginning of the year shall be allocated items of income and gain for the year (and, if necessary, for succeeding years), equal to that Member's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain (as determined in accordance with Treasury Regulations Section 1.704-2(i)(4)).

        5.02 Regulatory Provisions. The provisions of Section 5.01 (collectively, the "Regulatory Provisions") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all allocations pursuant to the Regulatory Provisions shall be offset either with other allocations pursuant to the Regulatory Provisions or, if necessary, with curative allocations of other items of income, gain, loss or deduction pursuant to this Section 5.02. Therefore, notwithstanding any other provision of this Agreement, other than the Regulatory Provisions, allocations pursuant to the Regulatory Provisions shall be taken into account in allocating other items of income, gain, expense or loss among the Members so that, to the extent possible, the net amount of such allocations of other items and the allocations pursuant to the Regulatory Provisions to each member are equal to the net amount that would have been allocated to such Member if the Regulatory Provisions were not part of this Agreement. In applying this Section 5.02, there shall be taken into account (a) future allocations under Section 5.01(c)(ii) that, although not yet made, are likely to offset other allocations previously made under Section 5.01(a), and (b) future allocations under Section 5.01(c)(iii)(B) that, although not yet made, are likely to offset other allocations previously made under Section 5.01(c)(iii)(a).

        5.03     Code Section 704(c) Allocations.
                 -------------------------------

                  Notwithstanding any other provision in this Article V, in accordance with Code Section 704(c) and the Treasury Regulations promulgated thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value on the date of contribution.

                  If, under Treasury Regulations Section 1.704-1(b)(2)(iv)(f), Company property that has been revalued is properly reflected in the Capital Accounts and on the books of the Company at a Gross Asset Value that differs from the adjusted tax basis of such property, then depreciation, depletion, amortization and gain or loss with respect to such property shall be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of such property and its Gross Asset Value in the same manner as variations between the adjusted tax basis and Gross Asset Value of property contributed to the Company are taken into account (as provided in the preceding paragraph) in determining the Members' shares of tax items under Section 704(c) of the Code.

        5.04 Other Allocation Rules. Upon any change in the relative interests of the Members in the Company, whether by reason of the admission or withdrawal of a Member, the transfer by any Member of all or any part of its interest, or otherwise, the Members' shares of all Company items shall be determined by reference to any method acceptable under the Regulations under Section 706 of the Code, as determined by the Managing Member.

        5.05     Allocations for Tax Purposes.
                 ----------------------------
                  For federal income tax purposes, except as otherwise provided in the Code or Treasury Regulations, each item of income, gain, of the Company shall be allocated among the Members on a basis consistent with Interest Percentages and with distributions to Members pursuant to Section 5.06 of this Agreement. Losses and deductions shall be allocated among Members based on Interest Percentages.

        5.06     Distribution of Cash and Other Property.

                (a) Other than in respect of the winding up of the Company, distributions of cash or property of the Company shall be made at such time and in such amounts as determined by the Managing Member.

                (b) Subject to applicable law, the Managing Member shall cause the Company to distribute Available Cash attributable to dividends on the Preferred Securities to the Members within thirty days after the Company's receipt of the applicable dividend on Preferred Securities, in the following manner:

                        (i) first, to the repayment of any Member Loans plus accrued interest;

                        (ii) second, on a pari passu basis to the Class A Members until there shall have been distributed to the Class A Members a cumulative aggregate amount under this Section 5.06 equal to the product of (A) the Rate of Return and (B) the number of years during the period commencing on the Effective Date and ending on the date of such distribution and (C) the initial Capital Contribution made by such Members; provided, however, that the Managing Member may amend this clause 5.06 (b)(ii) prior to the Funding Date so long as such amendment will not cause the holder of one Class A Unit to not be entitled on a pari passu basis to at least 1/775th of all distributions hereunder and will not reduce the aggregate amount to be distributed hereunder with respect to one Class A Unit; and

                        (iii) third, on a pari passu basis to the Members (other than the Class A Members).

        (c) Subject to applicable law, the Managing Member shall cause the Company to distribute Available Cash attributable to dividends on the Excluded Securities to the Class B Members, at such times and in such amounts as shall be determined in the sole discretion of the Managing Member, on a pari passu basis to such Members.

        (d) Subject to applicable law, the Managing Member shall cause the Company to distribute Preferred Securities and Available Cash attributable to the proceeds from the sale of Preferred Securities to the Members, at such times and in such amounts as shall be determined in the sole discretion of the Managing Member, in the following manner:

                (i) first, to the repayment of any Member Loans plus accrued interest;

                (ii) second, on a pari passu basis, to the Class A Members an amount equal to (1) the product of (A) the Rate of Return and (B) the number of years during the period commencing on the Effective Date and ending on the date of such distribution and (C) the Initial Capital Contribution made by such Members less (2) distributions with respect to such previously made pursuant to
Section 5.06(b)(ii);

                (iii) third, after the foregoing distributions have been made, on a pari passu basis, to the Class A Members an amount equal to the product of
(A) 50 basis points and (B) the number of years during the period commencing on the Effective Date and ending on the date of such distribution and (C) the Initial Capital Contribution made by such Members;

                (iv) fourth, after the foregoing distributions have been made, the remaining assets shall be distributed to the Class A Members on a pari passu basis based on their Class Interest Percentage until their Capital Accounts are reduced to zero; and

                (v) fifth, after the foregoing distributions have been made, (i) if the Plan of Recapitalization has been completed that portion of the remaining assets which is equal to 1/2 multiplied by a fraction the numerator of which is the number of Class A Units and the denominator of which is the number of all Units (other than Class B Units) shall be distributed to the Class A Members on a pari passu basis based on their Class Interest Percentages and the remainder to the Class B Members based on their Class Interest Percentages and (ii) if the Plan of Recapitalization has not been completed, that portion (the "Amount") of the remaining assets which is equal to 3/4 multiplied by a fraction the numerator of which is the number of Initial Class A Units (as defined below) and the denominator of which is the number of all Units (other than Class B Units) shall be distributed to the Initial Class A Unitholders on a pari passu basis based on their Class Interest Percentages (provided, however, that in the case of distributions prior to January 1, 2002, unless the Plan of Recapitalization has been terminated, 1/3 of the Amount shall be set aside by the Company and shall be released by the Company to the Initial Class A Unitholders if and only if the Plan of Recapitalization is terminated or has not occurred prior to January 1, 2002, and shall be released and made generally available to the Company if the Plan of Recapitalization occurs prior to January 1, 2002), that portion of the remaining assets which is equal to 1/2 multiplied by a fraction the numerator of which is the number of Class A Units (other than Initial Class A Units) and the denominator of which is the number of all Units (other than Class B Units) shall be distributed to the Class A Members (other than Initial Class A Unitholders) on a pari passu basis based on their Class Interest Percentages and the remainder to the Class B Members based on their Class Interest Percentages; provided, however, that the Managing Member may amend clauses 5.06(d)(ii)-(v)prior to the Funding Date so long as such amendment will not cause the Initial Class A Unitholders to not be entitled on a pari passu basis to at least 1/775th of all distributions (other than the distributions to the Class B Members) per each Class A Unit acquired by such Initial Class A Members when they first became Members (each, a "Initial Class A Unit;" and the holders of the Initial Class A Units are referred to as the "Initial Class A Unitholders") under such clauses and will not reduce the aggregate amount to be distributed under such clauses with respect to all Units (other than Class B Units).

                  (e) Subject to applicable law, the Managing Member shall cause the Company to distribute Excluded Securities and Available Cash attributable to the proceeds from the sale of Excluded Securities to the Class B Members, at such times and in such amounts as shall be determined in the sole discretion of the Managing Member in cash or in kind, as determined by the Managing Member, based on their Class Interest Percentage.

                  (f) Any assets distributed in kind shall be valued for this purpose at the Fair Market Value as of the date it is determined to make such a distribution. Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2).

                  (g) In all calculations of interest, simple interest shall be used.

        5.07 Limitations on Distribution. Notwithstanding any provisions of this
Article V to the contrary, no distribution shall be made if such distribution would violate any contract or agreement to which the Company is then a party or any law then applicable to the Company, including the provisions of the Act.

        5.08 Withholding Taxes. The Company is authorized to withhold from distributions to a Member, or with respect to allocations to a Member, and to pay over to a Federal, state or local government, any amounts required to be withheld pursuant to the Code or any provisions of any other Federal, state or local law. Any amounts so withheld shall be treated as having been distributed to such Member for all purposes of this Agreement, and shall be offset against the current or next amounts otherwise distributable to such Member.

        5.09 Reinvestment. The Company shall not invest dividends on the Preferred Securities or the proceeds from the sale of any Preferred Securities except in short-term money market funds.

                                  ARTICLE VI.

                        TRANSFER OF MEMBERSHIP INTERESTS

6.01     Restrictions on Transfer.
         ------------------------

        (a) General. Each Member agrees that such Member will not, directly or indirectly, sell, hypothecate, give, bequeath, transfer, assign, pledge or in any other way whatsoever encumber or dispose of (any such event, a "Transfer") any Interests now or hereafter at any time owned by such Member (or any interest therein) to another Person ("Transferee"), except to the extent such Transfer is permitted by this Agreement. The Company shall not transfer upon its books any Interests to any Person to the extent prohibited by this Agreement and any purported transfer in violation hereof shall be null and void and have no effect.

        (b) Compliance with Securities Laws. No Member shall transfer any Interest, and the Company shall not transfer on its books any Interest, unless
(a) the Transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder, all as the same shall be in effect at the time (the "Securities Act") and is in compliance with any applicable state securities or blue sky laws or (b) such Member shall have furnished the Company with an opinion of counsel, to the extent reasonably required by the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act, and no such compliance is necessary; provided, however, that the conditions set forth in this Section 6.01(b) shall not apply to any sale of an Interest pursuant to an effective registration statement under the Securities Act or, provided such sale is not to an affiliate of the Company, pursuant to Rule 144 promulgated pursuant to the Securities Act, as such Rule may be amended from time to time, or any other similar regulation hereafter adopted by the SEC ("Rule 144").

        (c) Agreement to be Bound. No Transfer of Interests by a Member shall be effective (and the Company shall not transfer on its books any Interest) unless the Transferee shall have executed and delivered to the Company, as a condition precedent to such transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound, as a Member, by the terms of this Agreement and accepts the rights and obligations set forth hereunder.

6.02 Right of First Offer. Any Member desiring to sell all or part of its Interest (the "Selling Member") on account of an Involuntary Withdrawal must offer in writing such part of its Interest to the Class B Members, as follows:

        (a) Such offer for sale (the "Offer") shall be addressed by the Selling Member to the Class B Members at their addresses listed in this Agreement (or to such other address that they shall designate in writing in accordance with
Section 12.01 hereof). Such Offer shall formally notify (the "Notice") the Class B Members of the Selling Member's willingness to sell or otherwise dispose of all or any part of its Interest (the "Purchasable Interest") free and clear of all liens, for an all cash purchase price stated in the Notice (the "Purchase Price").

        (b) The Class B Members shall have, for a period of ten (10) days after the receipt of the Notice, the right to acquire the Purchasable Interest offered for the Purchase Price, under the terms set forth in Section 6.03 below.

        (c) If the Class B Members elects to purchase the Purchasable Interest being offered, they shall notify the Selling Member as promptly as practicable but in any event no later than within ten (10) days after the receipt of the Notice which notice shall specify a date for the closing in accordance with the terms of Section 6.03 below. Thereafter, a closing shall take place in accordance with Section 6.03 of this Agreement. If the Class B Members do not elect to purchase the Purchasable Interest being offered, they shall immediately so notify the Selling Member.

        (d) If the Class B Members shall fail to exercise the right herein granted to purchase all of the Purchasable Interest being offered in accordance with the procedures set forth in this Section 6.02, the Selling Member shall have the right for a period of 90 days thereafter to sell the Purchasable Interest as was being offered to the Class B Members to any Person for an all cash price not less than the Purchase Price.

6.03 Payment and Terms. Payment by the Class B Members for the sale by a Selling Member under Section 6.02 shall be made in the manner set forth in the Offer and in accordance with the following provisions:

        (a) The closing shall take place at the office of the Company within 30 days of the Notice.

        (b) At the closing, the Selling Member shall transfer to the Transferee(s), the Purchasable Interest being sold, free and clear of all encumbrances. Upon such transfer, the Transferee(s), subject to the terms and conditions hereof, shall deliver to the Selling Member a certified or bank cashier's check or wire transfer for the Purchase Price.

        (c) If the Selling Member shall fail to attend the closing or to tender the transfer of the Purchasable Interest, the closing shall go forward in its absence. In such event, written notice of the closing shall be given by the Transferee to the Selling Member, and the notice shall further inform the Selling Member that the check in payment for the Purchasable Interest being sold will be held by the Transferee pending the execution and delivery of appropriate transfer documentation by such Selling Member. The Selling Member shall not be entitled to any interest on any amount so held by the Transferee.

        (d) All Indebtedness, including accrued and unpaid interest, if any, owed by a Selling Member to the Company (the "Selling Member Indebtedness") shall become due and payable immediately at the time such Person transfers or has transferred at least fifty percent of such Member's initial Interest on a cumulative basis. No transfer shall be effective unless the Selling Member Indebtedness has been satisfied.

6.04     Permitted Transfers.     Subject to the provisions of Section 6.05, the
following transfers of Interests are permitted at any time (each a "Permitted Transfer").

        (a) Transfer by any Member who is a natural person to such Member's spouse or children or to a trust the sole beneficiaries of which are his or her spouse and/or children provided that such Member shall maintain voting control with respect to such Interest pursuant to an agreement or instrument acceptable to the Company;

        (b) Transfer by reason of the death of any Member to such Member's heirs or estate.

        (c) Transfer by any Member that is not a natural person to an Affiliate.

        (d) Transfer of a Class B Interest.

        (e) Transfer by Lawrence Schneider or Rita Schneider of a Class A Interest on or before the first anniversary of the date hereof, which transfer shall not be subject to the approval of the Members.

6.05     Additional Requirements of Transfer.     Any Transfer permitted by this
Agreement shall be further subject to and conditioned upon full compliance by the transferor and Transferee with each of the following conditions:

        (a) Each Transferee shall have executed an agreement in form and substance reasonably satisfactory to the Company, by which such Transferee shall have agreed to become a party to and bound by the terms and conditions of this Agreement.

        (b) Any Transfer, conveyance or other taxes resulting from such Transfer, and any costs or expenses incurred by the Company in connection with such Transfer shall be borne, jointly and severally, by the transferor and/or the Transferee and each transferor and Transferee do hereby jointly and severally agree to indemnify and hold harmless each other party hereto from such taxes and jointly and severally indemnify and hold harmless the Company from such costs or expenses, and agree to promptly reimburse the Company or such other party, as the case may be, for any such taxes, costs or expenses.

        (c) The transferor and Transferee shall have delivered to the Company such other agreements, instruments and other documents (including opinions of counsel reasonably satisfactory to the Company) as the Company shall request in order to demonstrate compliance of any such transfer with the provisions of this Agreement and applicable law.

        (d) The Managing Member shall cooperate in admitting any Person who acquires an Interest in compliance with this Article VI as a Member of the Company.

        (e) Notwithstanding anything to the contrary herein, no Transfer shall be permitted under this Agreement if in the reasonable opinion of tax counsel to the Company it would result in materially adverse tax consequences to the Company or the Members.

6.06 Transferees Bound. Any Interest owned by a transferee shall for all purposes be subject to the terms of this Agreement, whether or not such transferee has executed a consent to be bound by this Agreement, provided nothing in this Section 6.06 shall be deemed to authorize any transfer prohibited by this Agreement.

6.07     Assignee Status.     Any Transferee who is not admitted as a Member of
the Company shall have the status of an Assignee.

                                  ARTICLE VII.

                             MEMBERSHIP WITHDRAWAL;
                            ADMISSION OF NEW MEMBERS

7.01     Withdrawal.
         ----------

                  A Member may not withdraw from the Company without the written consent of the Managing Member; provided, however, that so long as there are any Class A Members the Managing Member may not withdraw from the Company without the written consent of Class A Members holding 90% or more of the Class A Units.

7.02     Admission of New Members.
         ------------------------

                  A person may become a new Member of the Company upon (i) receiving the consent of the Managing Member to such admission and to the amount of the Capital Contribution to be made by such new Member, (ii) making the Capital Contribution to the Company and (iii) executing a signature page to this Operating Agreement which by its terms (a) binds such new Member to the terms and conditions set forth herein, (b) recites the Capital Contribution to be made by such new Member and (c) sets forth the Interest to be received by such new Member in exchange for his Capital Contribution.

                                 ARTICLE VIII.

                               VOTING, QUORUM, AND
                               MEETINGS OF MEMBERS
                               -------------------

8.01 Powers of Members. Except as otherwise provided in Section 8.02 hereof or the Act, the Members in their individual capacity as Members of the Company shall have no right or power to take part in the management of the Company including the power to transact any business in the Company's name, sign documents for or otherwise bind the Company. Subject to the provisions of the Act and the Certificate, the Members hereby delegate any or all such powers to the Managing Member of the Company to carry out the business affairs of the Company on the Members' behalf. Any power not expressly reserved to the Members or delegated to the Officers of the Company shall remain with the Managing Member. The Managing Member shall be Energy Systems Investors II LLC, subject to the provisions of Article III.

8.02     Voting and Approval Rights.

         The only matters to be submitted to the Members shall be matters expressly required to be submitted to the Members pursuant to this Agreement and the provisions of the Act; provided, however, that following the Funding Date the matters set forth on Schedule 8.02 must be (i) recommended by the Managing Member and (ii) approved in writing by Class A Members holding 76% or more of the Class A Units.

8.03     Voting Power.

                  Subject to Section 8.02, all Members shall be entitled to vote on any matter submitted to a vote of the Members. Each Member shall vote in proportion to its Interest Percentage. If a quorum of the Class A Members and the Class B Members exists, the affirmative vote of the majority of the Class A Units and Class B Units represented at the meeting and entitled to vote on the subject matter shall be the act of the Class A Members and Class B Members respectively as to such matter, unless the vote of a greater or lesser amount or approval by other voting groups is required by the Act, the Certificate, or this Operating Agreement.

8.04     Quorum.

                  Members owing a majority of the Units entitled to vote on the subject matter, in person or by proxy, shall constitute a quorum for the transaction of business as to such subject matter by such Members.

8.05     Meetings of Members.

                  Upon the written request of the Managing Member, the Company shall call a meeting of the Members.

8.06     Place of Meeting.

                  The Managing Member may designate any place, either in or out of the State of Delaware, as the place of meeting for any meeting of Members. If no designation is made the place of meeting shall be the Company's principal office. Telephonic meetings are permitted.

8.07     Notice of Meetings.

                  Written notice stating the date, time and place of the meeting and a description of the purpose or purposes for which the meeting is called, shall be mailed, unless oral notice is reasonable under the circumstances, not fewer than ten nor more than thirty days before the date of the meeting, by or at the direction of the Managing Member to each Member of record entitled to vote at the meeting. If mailed, such notice is effective when mailed addressed to the Member's address shown in the Company's current record of the Member, with postage prepaid.

8.08     Action Without a Meeting.

                  Any action required or permitted to be approved by a certain Class(es) by vote may be taken without a meeting by written consent of Members of such Class(es) having not less than the minimum of votes that would be necessary to authorize or take such action at a meeting. The consent shall set forth the actions so taken and be signed by such Members of such Class(es).

8.09     Waiver of Notice.

(a) a Member may waive any notice required by this Operating Agreement before or after the date and time stated in the notice. The waiver must be in writing, be signed by the Member entitled to the notice, and be delivered to the Managing Member.

(b) a Member's attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the Member at the beginning of the meeting or promptly upon the Member's arrival objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member objects to considering the matter when it is presented.

                                  ARTICLE IX.

                              TERM AND TERMINATION

9.01 Term of Agreement. The term of this Agreement shall be the period ending on the earlier of (A) the date which is the fourth anniversary of the Effective Date (as such term is defined in the Merger Agreement unless the Company elects to effectuate an All Class Redemption pursuant to Section 9.04), or, (B) unless the Company elects to effectuate a Class A Redemption pursuant to Section 9.03 hereof, the Early Termination Trigger Date, unless terminated sooner as herein provided.

9.02     Termination.

        (a) This Agreement shall terminate with respect to the Company and all Members upon the occurrence of any of the following events:

                (i) The determination of the Managing Member, at its option, during a Premium Trading Period, to terminate the Company;

                (ii) The merger or consolidation of the Company with, or the acquisition of all or substantially all of the Interests or assets of the Company by, a Person at least fifty percent (50%) of the voting securities of which are beneficially owned by Persons other than Persons who beneficially owned Interests in the Company immediately prior to such merger, consolidation or acquisition provided however, that Section 5.06 shall survive any such termination resulting from a sale of substantially all of the assets of the Company.

                (iii) The execution of a written instrument by the Company and each of the Members then holding Interests; or

                (iv) Subject to Section 8.01 hereof, any public offering of membership interests in or other equity securities of the Company.

        (b) This Agreement shall automatically terminate with respect to a Member in the event that its interest in its Interest completely terminates and, upon such complete termination, such Member shall have no further rights or obligations hereunder other than those rights and obligations arising prior to such termination. If such Member subsequently acquires or reacquires any Interests, it shall automatically become bound once again by the terms of this Agreement. This paragraph (b) in no event shall be interpreted so as to relieve a Member of liability for its breach of or failure to comply with any term or provision hereof arising or existing prior to or at the time of the termination of this Agreement.

9.03     Class A Redemption.


                  During any Premium Trading Period, the Company is entitled to, upon the resolution of the Managing Member, to effectuate a Class A Redemption of any or all of the Class A Interests, from time to time during such period or periods (provided, however, that if less than all of the Class A Interests are to be redeemed, such Interests shall be redeemed pro rata or by lot as determined by the Managing Member in its sole discretion) and following an Early Termination Trigger Date, the Company is entitled to, upon the resolution of the Managing Member, to effectuate a Class A Redemption of all of the Class A Interests, as follows:

                (a) Notice of redemption of the Class A Interests, specifying the date fixed for redemption (the "Redemption Date") and place of redemption, shall be given by first class mail to the holders of all of the Class A Interests in the case of a redemption following an Early Termination Trigger Date or, in the case of Premium Trading Period, holders of those Class A Interests to be redeemed (the "Redeemed Members"), at their addresses of, not more than 30 calendar days prior to the Redemption Date.

                (b) Notice of redemption of the Class A Interests having been given as provided in Section 9.03(b), then all rights of the Redeemed Members (except the right to receive the redemption price) shall cease with respect to such Interests on the Redemption Date and such Interests shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of Class A Membership Interests.

                (c) The Company shall determine the per Unit redemption price (the "Redemption Price"), which will be such amount as would be receivable by one Class A Membership Unit if a Liquidating Distribution were made pursuant to
Section 10.02(a) hereof on the Redemption Date; provided, however, (subject to the next proviso) that the fair market value of the Company's assets will be valued as of the first trading day prior to the date of the redemption notice and provided further, that the Preferred Shares and Common Stock will be valued in accordance with Section 9.03(e).

                (d) The Company shall provide the Redeemed Members with the Redemption Price for each of their Class A Interests on the Redemption Date by delivering cash or assets, which may include Securities, selected by the Managing Member, which shall be valued by the Managing Member in accordance with
Section 9.03(c) and (e); provided, however, that, except in the case of redemption following an Early Termination Trigger Date, the Redemption Price shall be paid entirely in Preferred Securities or securities issued upon conversion or exchange of the Preferred Securities, or in cash derived from the sale of Preferred Securities or securities issued upon conversion or exchange of the Preferred Securities to a third party not affiliated with the Company or the Managing Member.

                (e) Each Preferred Share will be valued on the basis of the Fair Market Value of the shares of Common Stock into which it could be converted if it were converted 6 trading days prior to the date of the redemption notice. Shares of Common Stock (including both shares held by the Company and shares issuable if Preferred Shares were converted will be valued on the basis of the average Fair Market Value of the Common Stock for the five consecutive trading days ending as of the first trading day prior to the date of the redemption notice.

9.04     All Class Redemption.

                  No earlier than 30 days prior to the fourth anniversary of the Effective Date, the Company is entitled to, upon the resolution of the Managing Member, to effectuate a redemption of all of the Interests other than Class B Interests (the "Non-Class B Interests"), as follows:

                (a) Notice of redemption of the Non-Class B Interests, specifying that the date fixed for redemption will be the fourth anniversary of the Effective Date and the place of redemption, shall be given by first class mail to the holders of all of Non-Class B Interests, at their addresses of, not more than 30 calendar days prior to the fourth anniversary of the Effective Date.

                (b) Notice of redemption of the Class A Interests having been given as provided in Section 9.04(a), then all rights of the holders of Non-Class B Interests (except the right to receive the redemption price) shall cease with respect to such Interests on the fourth anniversary of the Effective Date and such Interests shall not, after the fourth anniversary of the Effective Date, be deemed to be outstanding and shall not have the status of Membership Interests.

                (c) The Company shall determine the per Unit redemption price (the "Section 9.04 Redemption Price"), which will be such amount as would be receivable by one Membership Unit if a Liquidating Distribution were made pursuant to Section

10.02(a) hereof on the fourth anniversary of the Effective Date; provided, however, (subject to the next proviso) that the fair market value of the Company's assets will be valued as of the first trading day prior to the date of the redemption notice and provided further, that the Preferred Shares and Common Stock will be valued in accordance with Section 9.03(e).

                (d) The Company shall provide the holders of Non-Class B Interests with the Section 9.04 Redemption Price for each of their Non-Class B Interests on the fourth anniversary of the Effective Date by delivering cash or assets, which may include Securities, selected by the Managing Member, which shall be valued by the Managing Member in accordance with Section 9.03 (e) and 9.04(c).

9.05 Redemptions. Other than as specifically provided in this Agreement the Company shall not have the right to require Members to resell their Units to the Company. The Company shall not, as long as there are any Class A Members, redeem or repurchase any Class B Units without the written consent of Class A Members holding 90% or more of the Class A Units.


                                   ARTICLE X.

                                   DISSOLUTION

10.01    Events Requiring Dissolution.

                  The Company shall be dissolved upon the happening of any of the following events:

        (a) termination in accordance with expiration of its period of duration as set forth in Section 9.01 hereof;

        (b) the occurrence of any event which would make unlawful under the laws of Delaware or the United States of America the continuing existence of the Company;

        (c) the affirmative vote of each of (i) the Class B Members voting as a Class and (ii) the Members (other than the Class B Members ) voting together as one Class; or

        (d) the entry of a decree of judicial dissolution pursuant to the Act.

10.02      Liquidating Distribution.

        (a) If the Company is dissolved and its affairs are to be wound up, the Managing Member shall (1) sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Managing Member may determine to distribute any assets to the Members in kind), (2) allocate any net profits or net losses resulting from such sales to the Members' Capital Accounts in accordance with Article V hereof, (3) discharge all liabilities of the Company (other than liabilities to Members), whether by payment or the making of reasonable provision for payment thereof, including all costs relating to the dissolution, winding up, and liquidation and distribution of assets, (4) establish such reserves as may be reasonably necessary to provide for contingent, conditional and unmatured liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of such reserves shall be deemed to be an expense of the Company), (5) discharge any liabilities of the Company to the Members other than on account of their Interests and their interest in the Company's capital or profits, and (6) distribute the remaining assets in the following order and manner:

        (i) If any assets of the Company are to be distributed in kind, the net Fair Market Value of such assets as of the date of dissolution. Such assets shall be deemed to have been sold as of the date of dissolution for their Fair Market Value, and the Capital Accounts of the Members shall be adjusted to reflect gain or loss realized on such deemed sale.

        (ii) The remaining assets attributable to the Preferred Securities and the proceeds therefrom shall be distributed to the Members in cash or in kind, as determined by the Managing Member, as follows:

                (A) first, on a pari passu basis, to the Class A Members an amount equal to (1) the product of (A) the Rate of Return and (B) the number of years during the period commencing on the Effective Date and ending on the date of distribution and (C) the Initial Capital Contribution made by such Class A Members less (2) distributions with respect to such previously made pursuant to
Section 5.06(b)(ii);

                (B) second, after the foregoing distributions have been made, the remaining assets shall be distributed to the Members on a pari passu basis based on their Interest Percentage until their Capital Accounts are reduced to zero; and

                (C) third, after the foregoing distributions have been made, (i) if the Plan of Recapitalization has been completed, that portion of the remaining assets which is equal to 1/2 multiplied by a fraction the numerator of which is the number of Class A Units and the denominator of which is the number of all Units (other than Class B Units) shall be distributed to the Class A Members on a pari passu basis based on their Class Interest Percentages and the remainder to the Class B Members based on their Class Interest Percentages and
(ii) if the Plan of Recapitalization has not been completed, that portion (the "Portion") of the remaining assets which is equal to 3/4 multiplied by a fraction the numerator of which is the number of Initial Class A Units (as defined below) and the denominator of which is the number of all Units (other than Class B Units) shall be distributed to the Initial Class A Unitholders on a pari passu basis based on their Class Interest Percentages (provided, however, that in the case of distributions prior to January 1, 2002, unless the Plan of Recapitalization has been terminated, 1/3 of the Portion shall be set aside by the Company and shall be released by the Company to the Initial Class A Unitholders if and only if the Plan of Recapitalization is terminated or has not occurred prior to January 1, 2002, and shall be released and made generally available to the Company if the Plan of Recapitalization occurs prior to January 1, 2002), that portion of the remaining assets which is equal to 1/2 multiplied by a fraction the numerator of which is the number of Class A Units (other than Initial Class A Units) and the denominator of which is the number of all Units (other than Class B Units) shall be distributed to the Class A Members (other than Initial Class A Unitholders) on a pari passu basis based on their Class

Interest Percentages and the remainder to the Class B Members based on their Class Interest Percentages; provided, however, that the Managing Member may amend clause 10.02 (a) (ii) prior to the Funding Date so long as such amendment will not cause the Initial Class A Unitholders to not be entitled on a pari passu basis to at least 1/775th of all distributions (other than the distributions to the Class B Members) per each Initial Class A Unit under such clauses and will not reduce the aggregate amount to be distributed under such clauses with respect to all Units (other than Class B Units).

        (iii) The remaining assets not attributable to the Preferred Securities and the proceeds there from shall be distributed to the Class B Members in cash or in kind, as determined by the Managing Member, based on their Class Interest Percentage in accordance with the positive balance of each Member's Capital Account as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs and the allocations and distributions provided for in Article V hereof. Any assets distributed in kind shall be valued for this purpose at the fair market value as determined pursuant to Section 10.02(a)(i). Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2).

        (b) Notwithstanding anything to the contrary in this Agreement, upon a liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), if any Member has a negative Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other person for any purpose whatsoever.

        (c) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

        (d) The Managing Member shall comply with any applicable requirements of applicable law pertaining to the winding up of the Company and the final distribution of its assets.

10.03 Claims of the Members. The Members shall look solely to the Company's assets for the return of their Capital Contributions or satisfaction of any obligations respecting any loans made by a Member to the Company, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions or to satisfy any obligation respecting such loans, the Members and former Members shall have no recourse against any Member, the Managing Member or their Affiliates.

                                   ARTICLE XI.

                                   TAX MATTERS

11.01    Preparation of Tax Returns.

                  The Managing Member shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for federal and state income or franchise tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year of the Company, the tax information reasonably required by Members for federal and state income or franchise tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be accounted for on the cash basis for federal income tax purposes.

11.02    Tax Elections.

                  Except as otherwise provided herein, the Managing Member shall in its sole discretion determine whether to make any available election pursuant to the Code. All Members agree that the Company will be treated as a partnership for federal income tax purposes and no election will be made to treat the Company as an association for federal income tax purposes.

11.03    Tax Controversies.

                  Subject to the provisions hereof, the Managing Member is hereby designated the "Tax Matters Partner" (as defined in Section 6231 of the Code) for the Company, and is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including, without limitation, resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member and Assignee agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

11.04    Withholding.

                  Notwithstanding any other provision of this Operating Agreement, the Managing Member shall be authorized to take any action that they determine in their sole discretion to be necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law, including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash in the amount of such withholding from such Member or Assignee.

                                  ARTICLE XII.

                               GENERAL PROVISIONS

12.01    Addresses and Notices.

                  Any notice, offer, consent, demand, request or other communication required or permitted to be given or made to a Member or Assignee under this Operating Agreement shall be made in writing and shall be deemed given or made when delivered in person or by overnight courier service next business day delivery to the Member at the address or facsimile number provided to the Company by the Member or to such other address or number as the Member or Assignee may hereafter designate by written notice.

12.02    Titles and Captions.

                  All article or section titles or captions in this Operating Agreement are for convenience only. They shall not be deemed part of this Operating Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

12.03    Pronouns and Plurals.

                  Whenever the context may require, any pronoun used in this Operating Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

12.04    Governing Law; Successors; and Severability.

                  This Operating Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, subject to the restrictions on transferability set forth in this Operating Agreement, shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the Members. The rights and liabilities of the Members and the Managing Member under this Operating Agreement shall be as provided by Delaware law.

12.05    Entire Agreement.

                  This Operating Agreement constitutes the sole operating agreement of the Company and constitutes the entire agreement among the parties. This Operating Agreement supersedes any prior agreements or understandings, oral or written, between the parties with respect to the limited liability company formed herein, all of which are hereby canceled.

12.06    Amendment.

                  (a) Agreement May Be Modified. This Agreement may be modified only as provided in this Section 12.06. Subject to Section 12.06(b) no Member shall have any vested rights in this Agreement which may not be modified through an amendment to this Agreement.

                  (b) Amendment or Modification of Agreement. Subject to Section
5.06 and Section 8.02, this Agreement may be amended or modified from time to time only by a written instrument adopted by the Managing Member; provided that any modifications of this Agreement which increases the financial obligations or liabilities of any Class of Members or reduces the economic rights or voting rights of any Class of Members must be consented to by the Class of Members so affected; provided further that this paragraph shall not in any way restrict the Managing Member or the Officers from issuing prior to the Funding Date additional Class A Units and Class B Units and admitting Additional Members within the authorized number of Class A Units and Class B Units set forth in
Section 4.01 hereof.

12.07    Joinder of Future Spouses.

                  Each Member agrees, promptly upon his or her marriage or remarriage, as the case may be, to endeavor to have his or her spouse ("Spouse") execute a counterpart of this Operating Agreement in order to evidence his or her intent to be bound hereby, to evidence such Spouses' knowledge of the Operating Agreement's existence and contents, to acknowledge that this Operating Agreement is fair, equitable and in such Spouse's best interests, and to bind the community interest of each Spouse, if any, and the heirs, beneficiaries, administrators, executors, legal representatives and assigns of such Spouse to this Operating Agreement and to evidence that the respective community interest of a Spouse, if any, in and to any Interests held by a Member or any interest therein are covered by and embraced by the terms and provisions of this Operating Agreement in all respects. Each Spouse will thereby further specifically designate his or her Member spouse as manager of any and all interest in the Company which constitutes the community or separate property of each Spouse and his or her Member spouse and agrees that such Member spouse shall have the sole right to exercise the rights, powers and privileges granted under this Operating Agreement relating to such interest in the Company until the death of such Spouse or dissolution of the marriage of such Spouse and Member spouse. Nothing herein shall require the execution of this Operating Agreement by the Spouse of any Member whose Interest is held as the separate property of such Member.

12.08    Dispute Resolution.

                  Any dispute arising out of or relating to this Operating Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be in New York, New York.

                  Notwithstanding anything to the contrary contained herein, the provisions of this Section 12.08 shall not apply with regard to any equitable remedies to which the Company or any Member may be entitled hereunder.

12.09 Activities. No Member or Officer of the Company shall be restricted in its, his or her right to engage in any business activity whatsoever (including activities competitive with the Company) by virtue of its, his or her Membership or its, his or her Officer status in the Company.

                                 ARTICLE XIII.

                     INDEMNIFICATION; AFFILIATE TRANSACTIONS

13.01    Indemnification of Members, Managing Members and Officers.

        (a) A Member, Managing Member or Officer shall not be liable to the Company or any other Member, Managing Member or Officer for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if the Member's, Managing Member's or Officer's conduct shall not have constituted fraud or willful misconduct.

        (b) To the fullest extent permitted by law, each Member, Managing Member and Officer shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, settlements" and other amounts (collectively, "Losses") arising from any and all claims (including attorneys' fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which he may be involved, as a party or otherwise, by reason of the management of the affairs of the Company, whether or not he continued to be a Member, Managing Member or Officer or involved in management of the affairs of the Company at the time any such liability or expense is paid or incurred; provided that the Member, Managing Member or Officer shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that such Losses resulted primarily from the fraud or willful misconduct of such Member, Managing Member or Officer. The termination of a proceeding by judgment, order, settlement or conviction under a plea of nolo contendere, or its equivalent, shall not, of itself, create any presumption that such Losses resulted primarily from the fraud or willful misconduct of the Member, Managing Member or Officer or that the conduct giving rise to such liability was not in the best interest of the Company The Company shall also indemnify a Member, Managing Member or Officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Member, Managing Member or Officer is or was an agent of the Company, against any Losses incurred by such Member, Managing Member or Officer in connection with the defense or settlement of such action; provided that no Member, Managing Member or Officer shall be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such Losses resulted from the fraud or willful misconduct of such Member, Managing Member or Officer. The Company may advance to the Member, Managing Member or Officer any expenses (including, without limitation, attorneys' fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by the Member, Managing Member or Officer on behalf of the Company; and (ii) the Member, Managing Member or Officer provides a written undertaking to repay to the Company the amounts of such advances in the event that the Member, Managing Member or Officer is determined to be not entitled to indemnification hereunder

        (c) The indemnification provided by paragraph (b) of this Section 13.01 shall not be deemed to be exclusive of any other rights to which a Member, Managing Member or Officer may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall continue as to a Member, Managing Member or Officer who has ceased to have an official capacity and shall inure to the benefit of the heirs, successors and administrators of the Member, Managing Member or Officer

        (d) Any indemnification pursuant to this Section 13.01 will be payable only from the assets of the Company.

13.02    Transactions with a Member, Managing Member or Officer.

                  A Member, Managing Member or Officer, on behalf of the Company, may enter into contracts or transactions with himself or herself or any of his or her Affiliates, provided that any such contract or transaction shall be on terms no more favorable to the Member, Managing Member or Officer or his or her Affiliates than generally afforded to unrelated parties in a similar transaction.

                                  ARTICLE XIV.

                               SUBJECT TO ALL LAWS

14.01    Subject to All Laws.

                  The provisions of this Operating Agreement shall be subject to all valid and applicable laws, including, without limitation, the Act, as now or hereafter amended, and in the event that any of the provisions of this Operating Agreement are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Operating Agreement shall be deemed modified accordingly, and, as so modified, to continue in full force and effect.

                                 SIGNATURE PAGE

                  IN WITNESS WHEREOF, each of the undersigned has executed or caused to be executed by itself or an officer or agent duly authorized, the Amended and Restated Operating Agreement on the date or dates set forth below.


Dated:                                 ENERGY SYSTEMS INVESTORS LLC


                                       By:_______________________________
                                          Name:
                                          Title:


Dated:                                 THE INITIAL CLASS B MEMBERS:

                                       ENERGY SYSTEMS INVESTORS II LLC


                                        By:_______________________________
                                           Name:
                                           Title:


Dated:                                  LAWRENCE SCHNEIDER


                                            _______________________________
                                            SPOUSE:


                                            ________________________________
Dated:                                      HENRY SCHNEIDER

                                            _______________________________
                                            THE INITIAL CLASS A MEMBERS:

Dated:                                       MEMBER:


                                           By: _______________________________
                                               Name:
                                               Title:


ated:                                      SPOUSE:


                                           By:________________________________
                                               Name:
                                               Title:


                                         THE ADDITIONAL INITIAL CLASS A MEMBERS:

Dated:                                   MEMBER:


                                         By: _______________________________
                                              Name:
                                              Title:

Dated:                                    SPOUSE:


                                          By:________________________________
                                             Name:
                                             Title:

                          SIGNATURE PAGE FOR ADDITIONAL
            MEMBERS CONSENTING TO THE AMENDED AND RESTATED OPERATING
                    AGREEMENT OF ENERGY SYSTEMS INVESTORS LLC

                  IN WITNESS WHEREOF, the new Member has executed this Amended and Restated Operating Agreement effective for all purposes as of the ____ day of ___________________, 2001.

                  The undersigned member has entered into transactions pursuant to which it will be issued membership interests as set forth on Schedule 1 in Energy Systems Investors LLC, a Delaware limited liability company (the "Company"), under the Energy Systems Investors Amended and Restated Operating Agreement dated as of [ ], 2001 (the "Operating Agreement"). This page constitutes the signature page to the Operating Agreement respecting such members.

                  The undersigned hereby represents and warrants that the person executing the Operating Agreement has all requisite authority to enter into the Operating Agreement.

                  IN WITNESS WHEREOF, the undersigned has executed or caused to be executed by itself or an officer or agent duly authorized, the Amended and Restated Operating Agreement on the date or dates set forth below.


Dated:                                     ENERGY SYSTEMS INVESTORS LLC

                                           By:_________________________
                                              Name:
                                              Title:


Dated:                                      MEMBER:


                                           By: ______________________________
                                               Name:
                                               Title:


Dated:                                         SPOUSE:


                                            By: _______________________________
                                                 Name:
                                                 Title:
                                       37